
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Butler
Manufacturing Company Consolidated Statements of Operations for the quarter ended March 31, 2000, and Consolidated Balance Sheet as of March 31, 2000, and is qualified in it entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000015840
<NAME> Butler Manufacturing Company
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                              JAN-1-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                          19,676
<SECURITIES>                                         0
<RECEIVABLES>                                  136,378
<ALLOWANCES>                                         0
<INVENTORY>                                     62,784
<CURRENT-ASSETS>                               269,572
<PP&E>                                         244,516
<DEPRECIATION>                                 148,067
<TOTAL-ASSETS>                                 407,102
<CURRENT-LIABILITIES>                          180,896
<BONDS>                                         56,939<F1>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        12,623
<OTHER-SE>                                     200,364<F2>
<TOTAL-LIABILITY-AND-EQUITY>                   407,102
<SALES>                                        219,189
<TOTAL-REVENUES>                               218,950<F3>
<CGS>                                          184,475
<TOTAL-COSTS>                                  184,475
<OTHER-EXPENSES>                                29,497<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               1,267
<INCOME-PRETAX>                                  3,711
<INCOME-TAX>                                     1,496
<INCOME-CONTINUING>                              2,215
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,215
<EPS-BASIC>                                        .33
<EPS-DILUTED>                                      .33

<F1>Reflects long-term debt, less current maturities
<F2>Reflects other stockholders' equity before deduction of $57.0 million cost of treasury stock
<F3>Reflects net sales plus net international joint venture income less net other expense
<F4>Consists of selling, general, administrative expense, and other expenses

